SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1241 East Main Street, Stamford, CT 06902

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Item 7.		Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Exhibits

99.1 Press Release dated April 23, 2004

Item 12.		Results of Operations and Financial Condition

On April 23, 2004, World Wrestling Entertainment, Inc. issued a press release announcing that it has filed an amended Form 10-K for fiscal 2003 and amended Form 10-Qs for fiscal 2004 with the Securities and Exchange Commission to revise the accounting related to the March 2001 acquisition of certain assets of World Championship Wrestling, Inc. (“WCW”). A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Philip B. Livingston

Philip B. Livingston
Chief Financial Officer

Dated: April 23, 2004